Exhibit 10.1
THIRD AMENDMENT TO CREDIT AGREEMENT
THIS THIRD AMENDMENT TO CREDIT AGREEMENT (the “Third Amendment” or this “Amendment”), effective as of July 3, 2014, is entered into by and among FEI COMPANY, an Oregon corporation (the “Borrower”), each of the Guarantors listed on the signature pages hereof (such Guarantors, together with the Borrower, the “Obligors”), each of the Lenders listed on the signature pages hereto and JPMORGAN CHASE BANK, N.A., as Administrative Agent under the Credit Agreement (as herein defined) (in such capacity, together with its successors in such capacity, the “Administrative Agent”).
RECITALS
WHEREAS, the Borrower, the Guarantors party thereto, the lenders party thereto (the “Lenders”), the Administrative Agent and J.P. Morgan Europe Limited, as Alternative Currency Agent for the Lenders, are parties to that certain Credit Agreement dated as of June 4, 2008 (as amended by that certain First Amendment to Credit Agreement, Security and Pledge Agreement and Disclosure Letter dated March 3, 2009 and that certain Second Amendment to Credit Agreement and Security Agreement and Partial Release dated April 26, 2011, and as further amended, modified and supplemented from time to time, the “Credit Agreement”); and
WHEREAS, the Obligors have requested the Administrative Agent and the Lenders to amend certain provisions of the Credit Agreement (as hereinafter defined); and
WHEREAS, the Administrative Agent and each Lender signatory hereto has agreed to amend the Credit Agreement to the extent reflected in this Amendment.
NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration and the mutual benefits, covenants and agreements herein expressed, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.	Defined Terms. All capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement.

2.	Amendments to Section 1.01 of the Credit Agreement.
(a)Section 1.01 of the Credit Agreement is hereby amended to restate the definition of “Obligations” in its entirety as follows:
“Obligations” means all of the duties, obligations and liabilities of any kind of the Borrower and each Guarantor hereunder or under any of the Loan Documents including, on a pari passu basis, any obligation owing to a Cash Management Bank under any Cash Management Agreement; provided that the “Obligations” shall specifically exclude the Excluded Swap Obligations.”

(b)Section 1.01 of the Credit Agreement is hereby amended by adding the following new definitions of “Commodity Exchange Act”, “Excluded Swap Obligations”, “Qualified ECP Guarantor” and “Swap Obligations” in proper alphabetical order:
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.
“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the guarantee of such Guarantor or the grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guarantee or security interest is or becomes illegal.
“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Obligor that has total assets exceeding $10,000,000 at the time the relevant guarantee or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other Person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another Person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

3.	Amendment to Section 6.07 of the Credit Agreement. Section 6.07 of the Credit Agreement is hereby amended to restate subsection (h) in its entirety as follows:
“(h)    (i) Restricted Payments in any amount so long as at the time of such Restricted Payment, and after giving pro forma effect thereto, (A) no Event of Default exists or is created thereby and (B) the

Leverage Ratio is less than 2.50 to 1.0 and (ii) Restricted Payments up to an aggregate amount of $100,000,000 in any fiscal year if at the time of such Restricted Payment, and after giving pro forma effect thereto, (A) no Event of Default exists or is created thereby and (B) the Leverage Ratio is equal to or greater than 2.50 to 1.0.”

4.	Amendment to Article 9 of the Credit Agreement. Article 9 of the Credit Agreement is hereby amended to add the following new Section 9.10 at the end of said Article 9:
“SECTION 9.10    Keepwell. Each Qualified ECP Guarantor hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Obligor to honor all of its obligations hereunder in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 9.10 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 9.10, or otherwise hereunder, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section shall remain in full force and effect until discharge of the Guarantee as described in Section 9.03. Each Qualified ECP Guarantor intends that this Section 9.10 constitute, and this Section 9.10 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Obligor for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.”
5.    Amendment to Exhibit 5.01(c) of the Credit Agreement. Exhibit 5.01(c) of the Credit Agreement is hereby deleted in its entirety and replaced with Exhibit 5.01(c) in the form attached hereto.

6.
Ratification. Each Obligor hereby ratifies all of its Obligations under the Credit Agreement and the other Loan Documents and agrees and acknowledges that the Credit Agreement and the other Loan Documents are and shall continue to be in full force and effect as amended and modified by this Amendment. Nothing in this Amendment extinguishes, novates or releases any right, claim, lien, security interest or entitlement of any of the Lenders, the Secured Parties or the Administrative Agent created by or contained in the Credit Agreement or in any other Loan Document nor is any Obligor released from any covenant, warranty or obligation created by or contained therein.

7.
Representations and Warranties. Each Obligor hereby represents and warrants to the Administrative Agent, the Lenders and the Secured Parties that (a) this Amendment has been duly executed and delivered on behalf of such Obligor, (b) this

Amendment constitutes a valid and legally binding agreement enforceable against each Obligor in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law, (c) the representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct on and as of the date hereof in all material respects as though made as of the date hereof, except as heretofore otherwise disclosed in writing to the Administrative Agent, provided, that to the extent such representations and warranties were made as of a specified date, the same shall be required to remain true and correct in all material respects as of such specific date, (d) no Default or Event of Default exists under the Credit Agreement or any other Loan Document and (e) the execution, delivery and performance of this Amendment has been duly authorized by each of the Obligors.

8.
Conditions to Effectiveness. This Amendment shall be effective upon the execution and delivery hereof by all parties to the Administrative Agent and receipt by the Administrative Agent of the following in form and substance satisfactory to the Administrative Agent:

(a)    this Amendment, executed by the Obligors, the Administrative Agent and the Required Lenders;
(b)    a certificate of an officer and of the secretary or an assistant secretary of each of the Obligors certifying, inter alia, (i) copies of each of the articles or certificate of incorporation or organization, as amended and in effect, of such Obligor, the bylaws or operating agreement or regulations, as amended and in effect, of such Obligor (or a statement that such documents have not changed since April 26, 2011) and the resolutions adopted by the board of directors or managers or members of such Obligor authorizing the execution, delivery and performance by such Obligor of this Amendment and (ii) the incumbency and specimen signatures of the officers of such Obligor executing any documents on its behalf;
(c)    the payment to the Administrative Agent of all fees and expenses (including the fees and disbursements of Andrews Kurth LLP) and all fees payable to the Lenders in connection with this Amendment; and
(d)    such other consents, approvals, opinions or documents as the Administrative Agent may reasonably request.

9.	Release and Indemnity.
(a)    Each of the Obligors hereby releases and forever discharges the Administrative Agent and each of the Lenders and Secured Parties and each affiliate thereof and each of their respective employees, officers, directors, trustees, agents, attorneys, successors, assigns or other representatives from any and all known claims, demands, actions, cross-actions, causes of action, costs and expenses (including legal expenses), of any kind or nature whatsoever, whether based in law or equity, which any of said parties has held or may now own or hold for or because of any matter or thing done, omitted or suffered to be done on or before the actual date upon which this Amendment is signed by any of such parties (i) arising directly or indirectly out of the Loan Documents, or any other documents, instruments or any other transactions relating thereto and/or (ii) relating directly or indirectly to all transactions by and between the Obligors or their representatives and the Administrative Agent, the Lenders and the Secured Parties or any of their respective directors, officers, agents, employees, attorneys or other representatives. Such release, waiver, acquittal and discharge shall and does include, without limitation, any claims of usury, fraud, duress, misrepresentation, lender liability, control, exercise of remedies and all similar items and claims which may, or could be, asserted by any of the Obligors.
(b)    Each of the Obligors hereby ratifies the indemnification provisions contained in the Loan Documents, including, without limitation, Section 10.03 of the Credit Agreement, and agrees that this Amendment and any losses, claims, damages and expenses related thereto shall be covered by such indemnities.
(c)    Each of the Guarantors hereby ratifies and reaffirms its obligations under the Guarantees and confirms that said Guarantees remain in full force and effect notwithstanding the execution of this Amendment.

10.
Counterparts. This Amendment may be signed in any number of counterparts, which may be delivered in original, electronic or facsimile form, each of which shall be construed as an original, but all of which shall constitute one and the same instrument.

11.
Governing Law. This Amendment, all Notes, the other Loan Documents and all other documents executed in connection herewith shall be deemed to be contracts and agreements under the laws of the State of New York and of the United States of America and for all purposes shall be construed in accordance with, and governed by, the law of New York and of the United States.

12.
Final Agreement of the Parties. Any previous agreement among the parties with respect to the subject matter hereof is superseded by the Security Agreement, as amended by this Amendment. Nothing in this Amendment, express or implied, is intended to confer upon any party other than the parties hereto any rights, remedies, obligations or liabilities under or by reason of this Amendment.

[Remainder of page intentionally left blank; signatures on separate pages]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.
DEBTORS:    FEI COMPANY,
an Oregon corporation

By:
Raymond A. Link
Executive Vice President and
Chief Financial Officer

FEI TECHNOLOGIES INC.,
an Oregon corporation

By:
Raymond A. Link
President

ADMINISTRATIVE AGENT	JPMORGAN CHASE BANK, N.A.
AND LENDER:

By:
Name:
Title:

LENDER:	BANK OF AMERICA, N.A.

By:
Name:
Title:

LENDER:	HSBC BANK USA, NATIONAL ASSOCIATION

By:
Name:
Title:

LENDER:	U.S. BANK NATIONAL ASSOCIATION

By:
Name:
Title:

LENDER:	THE ROYAL BANK OF SCOTLAND plc

By:
Name:
Title:

LENDER:	WELLS FARGO BANK, NATIONAL ASSOCIATION

By:
Name:
Title:

EXHIBIT 5.01(c)
FORM OF COMPLIANCE CERTIFICATE
The undersigned hereby certifies that [s]he is a Financial Officer of FEI Company, an Oregon corporation (the “Borrower”) and that as such he is authorized to execute this certificate on behalf of the Borrower. With reference to the Credit Agreement dated June 4, 2008 (together with all amendments or supplements thereto being the “Credit Agreement”), among the Borrower, the Guarantors party thereto, the Lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent for the Lenders and J.P. Morgan Europe Limited, as Alternative Currency Agent for the Lenders, the undersigned represents and warrants as follows (each capitalized term used herein having the same meaning given to it in the Credit Agreement unless otherwise specified):

(a)
Since the later of the last date of the Credit Agreement or the most recent Compliance Certificate, no change has occurred either in any case or in the aggregate, in the business, financial condition or results of operations, of the Borrower or any of its Subsidiaries which would have a Material Adverse Effect, except as set forth in any notice delivered by the Borrower pursuant to Section 5.02 of the Credit Agreement.

(b)
The Borrower hereby certifies that no Default has occurred or is continuing, or if a Default has occurred, the details thereof and any action taken or proposed to be taken with respect thereto are specified on Exhibit A attached hereto.

(c)
There have been no changes in GAAP or the application thereof since the date of the last audited financial statements delivered pursuant to Section 5.01(a) of the Credit Agreement, or if any such change has occurred, the effect such change would have on the financial statements accompanying this certificate is set forth on Exhibit A attached hereto.

(d)	Calculations for all financial covenants are set forth in the worksheet attached hereto as Exhibit B.

Exhibit 5.01(c)-1

EXECUTED AND DELIVERED this _____ day of _____________________.
BORROWER:

FEI COMPANY

By:
Name:
Title:

Exhibit 5.01(c)-2

EXHIBIT A
DEFAULTS; CHANGES IN GAAP

Exhibit 5.01(c)-3

EXHIBIT B
FINANCIAL COVENANT CALCULATION WORKSHEET
($ in 000’s)

	Pro Forma Calculation	Covenant Requirement
Interest Coverage Ratio	x	>3.0 to 1.0
Leverage Ratio	x	<3.0 to 1.0

Interest Coverage Ratio: calculated as of the fiscal quarter ended ______________, 20__
(i) Consolidated EBITDA for the four quarter period then ended to
(ii) actual cash interest paid during such period.

Leverage Ratio: calculated as of the fiscal quarter ended ______________, 20__
(i) the sum of:
(a) total Funded Indebtedness minus
   (b) cash plus those Investments described on Schedule 1.01B to the Disclosure Letter, as amended from time to time with the consent of the Administrative Agent as provided in the Credit Agreement, in excess of $100,000,000 to
(ii) Consolidated Pro Forma EBITDA for the four quarter period then ended.

Exhibit 5.01(c)-4